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                                                                EXHIBIT 10.1


                               AGREEMENT OF SALE

         1120 Executive Plaza, Mt. Laurel Corporate Park, Executive Court and Option Parcel


         AGREEMENT OF SALE made this 20th day of January, 1997, between BRANDYWINE REALTY TRUST, a Maryland Real Estate Investment Trust, its assignee or nominee, having its principal office at 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania 19073 ("Buyer"), and 1120 ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal office at 4A Eves Drive, Marlton, New Jersey 08053 ("1120"), MLCP ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal office at 4A Eves Drive, Marlton, New Jersey 08053 ("MLCP"), and EXECUTIVE COURT ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership, having its principal office at 4A Eves Drive, Marlton, New Jersey 08053 ("ECA") (collectively, but specifically not jointly and severally, 1120, MLCP and ECA shall be referred to hereunder as "Seller").

                                   BACKGROUND

         The Background of this Agreement is as follows:

         A. 1120 is the owner of a certain parcel of land comprising approximately 7.86 acres, together with the building and improvements thereon, including a four story office building containing approximately 95,124 net rentable square feet, commonly known as 1120 Executive Plaza, Mount Laurel, New Jersey, being Lot 3 of Block 1301 and Lots 1, 2 and 3 of Block 1306.01; and

         B. MLCP is the owner of a certain parcel of land comprising approximately 6.34 acres, together with the building and improvements thereon, including a four story office building containing approximately 105,312 net rentable square feet, commonly known as the Mt. Laurel Corporate Park, Mt. Laurel, New Jersey being Lot 1.01 of Block 1104, and a certain undeveloped parcel of land comprising approximately 8 acres, being Lot 8 of Block 1104 (the "Option Parcel") as more fully described on Exhibit A-2-B; and

         C. ECA is the owner of a certain parcel of land comprising approximately 9.88 acres, together with three buildings and improvements thereon, including a two story office building containing approximately 37,857 net rentable square feet commonly known as Building 2, a one story office building containing approximately 24,687 net rentable square feet commonly known as Building 4A, and a one story office building containing approximately 27,031 net rentable square feet commonly known as Building 4B, all such buildings being commonly known as the Executive Court, Evesham Township, New Jersey, being Lots 1 and 2 of Block 2.05; and

         D. Seller desires to sell to Buyer and Buyer desires to purchase from Seller the property referred to in this Agreement, upon the terms and conditions set forth herein.


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                              TERMS AND CONDITIONS

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with the preceding Background paragraphs incorporated by reference, the parties hereto, intending to he legally bound hereby, covenant and agrees as follows:

         1.       PROPERTY BEING SOLD.

                  Each of 1120, MLCP and ECA, as the case may be, with respect to their particular assets, shall sell, transfer and convey to Buyer on the Closing Date (as hereinafter defined),

                  1.1      Real Property.

                           1.1.1.  1120's fee simple interest in the
approximately 7.86 acre parcel of land, all as more fully described on Exhibit "A-1", with the building and improvements thereon, including the four story, approximately 95,124 net rentable square foot office building, commonly known as 1120 Executive Plaza, Mount Laurel, New Jersey, being Lot 3 of Block 1301 and Lots 1, 2 and 3 of Block 1306.01, and all of 1120's right, title, and interest, if any, in all easements, licenses, rights of way, privileges, hereditaments, appurtenances, and rights to any land lying in the beds of any street, road or avenue, open or proposed, adjoining thereto, and inuring to the benefit of said land (hereinafter collectively referred to as the "1120 Premises"); and

                           1.1.2.  MLCP's fee simple interest in (a) the
approximately 6.34 acre parcel of land, all as more fully described on Exhibit "A-2-A", with the building and improvements thereon, including the four story, approximately 105,312 net rentable square foot office building, commonly known as Mt. Laurel Corporate Park, Mount Laurel, New Jersey, being Lot 3 of Block 1104, together with all of MLCP"s right, title and interest, if any, in all easements, licenses, rights of way, privileges, hereditaments, appurtenances, and rights to any land lying in the beds of any street, road or avenue, open or proposed, adjoining thereto, and inuring to the benefit of said land described above, together with a perpetual easement for the use of Howard Boulevard as a means of ingress, egress and regress to and from the foregoing, and a perpetual easement for the use of such portion of MLCP"s remaining property as shall be necessary to utilize all of the parking spaces depicted on the survey prepared by Abbington and Associates heretofore delivered by Seller to Buyer, to the extent that such parking spaces are located outside of the perimeter description of record of the MLCP Premises (hereinafter collectively referred to as the "MLCP Premises"). Buyer shall assume responsibility to maintain Howard Boulevard until such time as either Seller or any other persons or parties shall commence development or otherwise utilize Howard Boulevard, or any portion thereof, as a means of access to any other property, at which time Buyer, Seller and such third party (if any) shall amend and restate the existing covenant(s) of record allocating among Buyer, Seller and such other third parties the responsibilities to repair and maintain Howard Boulevard and addressing other issues including without limitation, approval rights (re: architectural review, landscaping, common areas and other matters), use restrictions, insurance, cost allocation issues,

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and other matters. Any such amendatory documentation or new covenant(s) of record shall be in form satisfactory to Buyer and Seller. The covenants set forth in this Section shall survive delivery of the Deeds and Closing hereunder.

                           1.1.3.  ECA"s fee simple interest in the parcel of
land comprising approximately 9.88 acres, all as more fully described on Exhibit "A-3", together with three buildings and improvements thereon, including a two story office building containing approximately 37,857 net rentable square feet commonly known as Building 2, a one story office building containing approximately 24,687 net rentable square feet commonly known as Building 4A, and a one story office building containing approximately 27,031 net rentable square feet commonly known as Building 4B, all such buildings being commonly known as the Executive Court, Evesham Township, New Jersey, being Lots 1 and 2 of Block 2.05, and all of ECA"s right, title and interest, if any, in all of the easements, licenses, rights of way, privileges, hereditaments, appurtenances, and rights to any land lying in the beds of any street, road or avenue, open or proposed, adjoining thereto, and inuring to the benefit of said land (hereinafter collectively referred to as the "ECA Premises"); and

                  1.2 Personal Property. All of 1120's, MLCP's and ECA's, as the case may be, with respect to their particular assets, equipment, fixtures, machinery and personalty of every description attached to or used in connection with the 1120 Premises (and not owned by tenants under leases of the 1120 Premises), the MLCP Premises (and not owned by tenants under leases of the MLCP Premises) and the ECA Premises (and not owned by tenants under leases of the ECA Premises), including, without limitation, those listed on, the Schedule of Inventory attached hereto as Exhibit "B-1" as to 1120, Exhibit "B-2, as to MLCP, "Exhibit "B-3" as to ECA, and all renderings, flags, and to the extent assignable and in such Seller"s possession, intangible personal property owned by such Seller and used in connection with the ownership, operation and maintenance of the Property (as defined below), including without limitation, all contract rights, guaranties and warranties of any nature, all architects", engineers", surveyors" and other real estate professionals" plans, specifications, certifications, contracts, reports, data or other technical descriptions, reports or audits (including, without limitation, all environmental, structural and mechanical inspection reports), and all marketing materials ("Contract Documents"), all governmental permits, licenses, certificates, and approvals in connection with the ownership of the 1120 Premises, the MLCP Premises and the ECA Premises, as the case may be ("Licenses"), all escrow accounts, deposits (excluding, ratably, any escrows and deposits held by Mt. Laurel Township in connection with the portion of the land owned by MLCP not being sold hereunder), instruments, documents of title, general intangibles, data and business records pertaining to the 1120 Premises, the MLCP Premises and the ECA Premises, as the case may be and all of each Seller's rights, claims, and causes of action if any, to the extent they are assignable, under any warranties and/or guarantees of manufacturers, contractors or installers, all rights against tenants and others relating to the 1120 Premises, the MLCP Premises and the ECA Premises and the operation or maintenance thereof, including to the extent applicable, any warranties from any previous owners of the 1120 Premises, the MLCP Premises and the ECA Premises (hereinafter referred to as "1120 Personal Property", the "MLCP Personal Property" and the "ECA Personal Property", as the case may be); and


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                  1.3      Leases. All leases, licenses and other occupancy
agreements for all of the 1120 Premises, the MLCP Premises and the ECA Premises and, except as otherwise set forth herein, all prepaid rent and unapplied security deposits (the "1120 Leases", the "MLCP Leases" and the "ECA Leases" as the case may be); and

                  1.4 Right to Names. Any and all right, title and interest of Seller, if any, and without representation or warranty, in and to the name "1120 Executive Plaza", "Mt. Laurel Corporate Park", "Executive Court" and each Seller"s right, if any, without representation or warranty, to all printing styles, trademarks and logos regarding the foregoing (collectively, the "1120 Names", the "MLCP Names" and the "ECA Names" as the case may be).

                           The 1120 Premises, 1120 Personal Property, 1120
Leases and 1120 Names are sometimes hereinafter referred to as "1120 Property." The MLCP Premises, the MLCP Personal Property, MLCP Leases and the MLCP Names are sometimes hereinafter referred to as "MLCP Property." The ECA Premises, the ECA Personal Property, ECA Leases and the ECA Names are sometimes hereinafter referred to as "ECA Property." The 1120 Property, the MLCP Property and the ECA Property are sometimes referred to herein collectively as the "Property".


         2.       PURCHASE PRICE AND MANNER OF PAYMENT.

                  2.1 Purchase Price. Buyer shall pay the total sum of Thirty Two Million, One Hundred Fifty Thousand Dollars ($32,150,000) (hereinafter referred to as the "Purchase Price") subject to adjustments as set forth herein.

                  2.2 Manner of Payment. The Purchase Price shall be paid in the following manner:

                           2.2.1    Deposit.  By delivery, upon Seller's
execution and delivery of this Agreement, of Buyer's wire transfer of immediately available funds in the amount of One Million Dollars $1,000,000 to Sherman, Silverstein, Kohl, Rose & Podolsky (hereinafter referred to as "Escrow Agent" or "Escrowee"). This sum, and all other sums paid by Buyer to the Escrow Agent under this Agreement (hereinafter referred to as the "Deposit") shall be non-refundable, except as specified under Section 13.1 and 13.3 hereof, and shall be held by Escrow Agent in a federally-insured, segregated money market account at an institution to be designated by Buyer and Seller until termination or consummation of this Agreement. Interest on the Deposit shall be credited to Buyer at Closing, or paid to the party otherwise entitled to the Deposit in the event of the termination of this Agreement prior to Closing.

                           2.2.2    Assumption of Sun Loan; Cash Balance.  The
balance by assumption of outstanding debt owed to Sun Life Assurance Company of Canada (U.S.) ("Sun") by (i) 1120 pursuant to that certain Note and security therefor dated March 17, 1995 in the original principal amount of $6,500,000 (the "1120 Debt") and (ii) MLCP pursuant to that certain Note and security therefor dated October 19, 1994 in the original principal amount of $6,500,000 (the "MLCP Debt") (the 1120 Debt and the MLCP Debt are collectively, but specifically not

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jointly and severally, referred to as the "Sun Loans"), and the remainder to be delivered to the Seller on the Closing Date, by wire transfer of immediately available funds, in the amount by which the Purchase Price exceeds the sum of
(i) the Deposit, and (ii) the outstanding principal balance and accrued and unpaid interest, if any, on the Sun Loans as of the Closing Date, subject to adjustments and apportionments as set forth in the Agreement.

         3. TITLE. On the Closing Date, each of 1120, MLCP and ECA with respect to its assets, shall convey to Buyer good and marketable fee simple title to the 1120 Premises, the MLCP Premises and the ECA Premises, as the case may be, subject only to those rights of way, easements, covenants restrictions, and objections to title (hereinafter "1120 Permitted Exceptions" with respect to the 1120 Premises, the "MLCP Permitted Exceptions" with respect to the MLCP Premises and the "ECA Permitted Exceptions" with respect to the ECA Premises) listed on Exhibit "C-1" hereto regarding the 1120 Premises, Exhibit "C-2" hereto regarding the MLCP Premises and Exhibit "C-3" hereto regarding the ECA Premises and subject to the rights of tenants listed on the rent roll attached hereto as Exhibit "D-1" regarding the 1120 Premises, Exhibit "D-2" hereto regarding the MLCP Premises and Exhibit "D-3" hereto regarding the ECA Premises, all of which title shall be insurable at regular rates by Commonwealth Land Title Insurance Company ("Title Company") under an ALTA 1970 Form B (Revised 10/17/70 and 3/30/84) title insurance policy ("Title Policy"), with the endorsements and affirmative insurance specified in Section
12.2.1.10 below.

         4. COVENANTS. In addition to the covenants contained in the other Sections of this Agreement, between the date hereof and Closing, each of 1120, MLCP and ECA with respect to its assets, covenants that it shall:

                  4.1 Maintenance. At all times prior to the Closing Date, maintain the 1120 Property, the MLCP Property and the ECA Property, as the case may be, in good condition and repair, reasonable wear and tear and damage by casualty excepted, operate the 1120 Property, the MLCP Property and the ECA Property, as the case may be, in the same manner as it is currently being operated, and pay except as specifically set forth herein in the normal course of business prior to Closing, all sums due for work, materials or service furnished or otherwise incurred in the ownership and operation prior to Closing.

                  4.2 Alterations. Not make or permit to be made any alterations, improvements or additions to the 1120 Property, the MLCP Property and the ECA Property, as the case may be, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, except those made by or for tenants pursuant to the right to do so under their Leases, or by such Seller if required by applicable law or ordinance, or as required under any Lease, subject to the provisions of Section 4.7 below..

                  4.3 Lease. Except as specifically set forth in Section 14.5 below, not enter into any new Lease, nor amend, modify or terminate any existing Lease without Buyer's consent, such consent not to be unreasonably withheld.


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                  4.4      Security Deposits.  Not apply any Tenant's security
deposit to the discharge of such Tenant's obligations, without Buyer's consent, such consent not to be unreasonably withheld.

                  4.5 Bill Tenants. Timely bill all Tenants for all rent billable under Leases, and use its commercially reasonable efforts consistent with Seller"s existing practices to collect any rent in arrears.

                  4.6 Notice to Buyer. Notify Buyer promptly of the occurrence of any of the following: (i) a fire or other casualty causing damage to the 1120 Property, the MLCP Property and the ECA Property, as the case may be, or any portion of the foregoing; (ii) receipt of written notice of eminent domain proceedings or condemnation of or affecting the 1120
 Property, the MLCP Property or the ECA Property, as the case may be or any portion thereof; (iii) receipt of notice from any governmental authority or insurance underwriter relating to the condition, use or occupancy of the 1120 Property, the MLCP Property and the ECA Property, as the case may be, or any portion of the foregoing, or any real property adjacent to any of the foregoing, or setting forth any requirements with respect thereto; (iv) receipt or delivery of any written default or termination notice or claim of offset or defense to the payment of rent from any tenant; (v) receipt of any written notice of default from the holder of any lien or security interest in or encumbering the 1120 Property, the MLCP Property or the ECA Property, as the case may be, or any portion thereof; or (vi) written notice of any actual or threatened litigation against 1120, MLCP or ECA or affecting or relating to the 1120 Property, the MLCP Property or the ECA Property, as the case may be or any portion thereof.

                  4.7 Comply with Leases. Perform all material obligations of the landlord as required by the 1120 Leases, the MLCP Leases and the ECA Leases, as the case may be, or by any order or direction of any governmental authority having jurisdiction thereof, provided that if the cost to perform any such governmental obligations (the "Seller Compliance Costs") exceeds $90,000 in the aggregate, Seller shall have the right to terminate this Agreement if Buyer is unwilling to pay for the costs of such obligations in excess of $90,000, in which event the Deposit and Buyer's reasonably documented Transaction Costs (as hereinafter defined) shall be returned to Buyer and neither party shall owe any further obligation hereunder to the other; provided, however, if the Seller Compliance Costs exceed $90,000 in the aggregate, and Buyer agrees to pay for the second $90,000 of such costs, the remaining cost of such Seller Compliance Costs above $180,000, if any, shall be evenly shared by Buyer and Seller, provided that in no event shall Seller be obligated to pay more than $180,000.00 in the aggregate in connection with the Seller Compliance Costs (e.g., if the total Seller Compliance Costs equal $200,000 and Buyer agrees to pay for the second $90,000, the additional $20,000 above the $180,000 shall be shared by Buyer and Seller, so that Seller shall be responsible for $100,000 and Buyer shall be responsible for $100,000). The parties acknowledge and agree that Buyer is under no obligation to agree to pay for any Seller Compliance Costs, but that the aforesaid cost allocation mechanism is an agreed upon compromise in order to permit Buyer to avoid Seller"s termination of this Agreement. Seller"s obligation to incur Seller Compliance Costs and the limitations thereto hereinabove specified shall expressly not apply to any tenant improvement costs or expenses, and

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any other costs or expenses incurred by Seller in discharging any lease obligations (except to the extent such lease obligations relate to governmental compliance issues noted above).


                  4.8 No New Agreements. Except for agreements which can be terminated on not more than thirty (30) days' notice, not enter into any other agreements which affect the 1120 Property, the MLCP Property and the ECA Property or the transactions contemplated by this Agreement, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed; and, except for the Sun Loans and the Permitted Exceptions, not permit the creation of any liability which shall bind Buyer or the 1120 Property, the MLCP Property or the ECA Property after Closing.

                  4.9 Tax Disputes. Notify Buyer of any tax assessment disputes (pending or threatened) with respect to the 1120 Property, the MLCP Property and the ECA Property, as the case may be, prior to Closing, and not agree to any changes in the real estate tax assessment, nor settle, withdraw or otherwise compromise any pending claims with respect to prior tax assessments, without Buyer's prior written consent. If any proceedings shall result in any reduction of assessment and/or tax for the tax year in which the Closing occurs, it is agreed that the amount of tax savings or refund for such tax year, less the reasonable fees and disbursements in connection with such proceedings, shall be apportioned between the parties as of the date real estate taxes are apportioned under this Agreement. Any reduction relating to tax years prior to 1997 shall be payable to 1120, MLCP or ECA, as appropriate.

                  4.10 No Removal of Personalty. Not remove any non-consumable Personal Property from the 1120 Property, the MLCP Property and the ECA Property without replacing it with similar personal property which is new or of equal or better quality.

         5. REPRESENTATIONS AND WARRANTIES. In order to induce Buyer to enter into this Agreement, each of 1120, MLCP and ECA, solely with respect to itself, and not with respect to the other entities constituting the Seller, hereby represents and warrants to Buyer that the following representations and warranties are true now, and where the representation specifically provides, will be true at Closing:


                  5.1      Seller's Authority For Binding Agreement.

                           5.1.1.  1120 represents and warrants that: (i) 1120
is a duly authorized and validly existing partnership formed under the laws of the State of Delaware and is duly qualified to do business in the State of New Jersey, (ii) 1120 has full power, right and authority to own its properties, to carry on its business as now conducted, and to enter into and fulfill its obligations under this Agreement, (iii) each of the persons executing this Agreement on behalf of 1120 is authorized to do so, (iv) this Agreement is the valid and legally binding obligation of 1120, enforceable against 1120 in accordance with its terms, (v) the execution and delivery of this Agreement and compliance with its terms will not conflict with or result in the breach of any law, judgement, order, writ, injunction, decree, rule or regulation, or conflict with or result in the

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breach of any other agreement, document or instrument to which 1120 is a party or by which it or the 1120 Property is bound or affected.

                           5.1.2.  MLCP represents and warrants that: (i) MLCP
is a duly authorized and validly existing partnership formed under the laws of the State of Delaware and is duly qualified to do business in the State of New Jersey, (ii) MLCP has full power, right and authority to own its properties, to carry on its business as now conducted, and to enter into and fulfill its obligations under this Agreement, (iii) each of the persons executing this Agreement on behalf of MLCP is authorized to do so, (iv) this Agreement is the valid and legally binding obligation of MLCP, enforceable against MLCP in accordance with its terms, (v) the execution and delivery of this Agreement and compliance with its terms will not conflict with or result in the breach of any law, judgement, order, writ, injunction, decree, rule or regulation, or conflict with or result in the breach of any other agreement, document or instrument to which MLCP is a party or by which it or the MLCP Property is bound or affected.

                           5.1.3.  ECA represents and warrants that: (i) ECA is
a duly authorized and validly existing partnership formed under the laws of the State of Delaware and is duly qualified to do business in the State of New Jersey, (ii) ECA has full power, right and authority to own its properties, to carry on its business as now conducted, and to enter into and fulfill its obligations under this Agreement, (iii) each of the persons executing this Agreement on behalf of ECA is authorized to do so, (iv) this Agreement is the valid and legally binding obligation of ECA, enforceable against ECA in accordance with its terms, (v) the execution and delivery of this Agreement and compliance with its terms will not conflict with or result in the breach of any law, judgement, order, writ, injunction, decree, rule or regulation, or conflict with or result in the breach of any other agreement, document or instrument to which ECA is a party or by which it or the ECA Property is bound or affected.

The representations contained in this Section 5.1 shall be true at and as of Closing.

                  5.2 Employment on "At-Will" Basis. There are no employees of 1120, MLCP or ECA and Buyer assumes no obligations or responsibilities whatsoever for any employees of 1120, MLCP or ECA. The representation contained in this Section 5.2 shall be true at and as of Closing.


                  5.3      Service Contracts.

                           5.3.1.  1120 represents and warrants that, to the
best of its knowledge, Exhibit "E-1" attached hereto is a complete list of all existing service, equipment, supply and maintenance contracts with respect to or affecting the 1120 Property, (the "1120 Service Contracts"). 1120 has not received any written notice of default or breach by 1120 in the terms of any of such Service Contracts. To 1120's knowledge, 1120 has performed, and at Closing shall have performed, all obligations which it has under said 1120 Service Contracts.


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                           5.3.2.  MLCP represents and warrants that, to the
best of its knowledge Exhibit "E-2" attached hereto is a complete list of all existing service, equipment, supply and maintenance contracts with respect to or affecting the MLCP Property, (the "MLCP Service Contracts"). MLCP has not received any written notice of default or breach by MLCP in the terms of any of such Service Contracts. To MLCP"s knowledge, MLCP has performed, and at Closing shall have performed, all obligations which it has under said MLCP Service Contracts.

                           5.3.3.  ECA represents and warrants that, to the
best of its knowledge, Exhibit "E-3" attached hereto is a complete list of all existing service, equipment, supply and maintenance contracts with respect to or affecting the ECA Property, (the "ECA Service Contracts"). ECA has not received written notice of default or breach by ECA in the terms of any of such Service Contracts. To ECA"s knowledge, ECA has performed, and at Closing shall have performed, all obligations which it has under said ECA Service Contracts.

The 1120 Service Contracts, the MLCP Service Contracts and the ECA Service Contracts shall be referred to collectively as the "Service Contracts".

Anything herein contained to the contrary notwithstanding, except with respect to the CSC (as hereinafter defined) premises which shall be governed by Section 14 hereof, each of 1120, MLCP and ECA represent, warrant, covenant and agree that all existing management agreements and exclusive leasing agreements shall be terminated as of Closing, Seller having fully paid and discharged any and all obligations accruing thereunder, and Buyer shall assume no liability under or in respect of any such agreements.

Other than the representations regarding receipt of written notices of default, which, to the extent not true and correct at Closing shall be noted in writing by Seller to Buyer before Closing, the representations contained in this
Section 5.3 shall be true at and as of Closing.

                  5.4 Condemnation. None of 1120, MLCP, or ECA, with respect to its particular assets has received any written notice of any pending condemnation or eminent domain proceeding pending with regard to any part of the 1120 Property, the MLCP Property and the ECA Property, and to the best of each of 1120's, MLCP"s and ECA"s knowledge with respect to its particular asset, no such proceedings are proposed.

                  5.5      No Lawsuits.

                           5.5.1.  Except as set forth on Exhibit F-1, 1120 has
received no written notice of any claims, lawsuits or proceedings (collectively, "Suits") pending, and to the best of 1120's knowledge, there are no Suits threatened against or relating to 1120 or the 1120 Property, or which could affect them, or either of them, in any court or before any governmental agency, except for actions for possession, damages and or rent, if any, against defaulted tenants as disclosed in Exhibit "F-1".

                           5.5.2.  Except as set forth on Exhibit F-2,  MLCP
has received no written notice of any Suits pending, and to the best of MLCP's knowledge, there are no Suits threatened

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against or relating to MLCP or the MLCP Property, or which could affect them, or either of them, in any court or before any governmental agency, except for actions for possession, damages and or rent, if any, against defaulted tenants as disclosed in Exhibit "F-2".

                           5.5.3. Except as set forth on Exhibit F-3, ECA has
received no written notice of any Suits pending, and to the best of ECA"s knowledge, there are no Suits threatened against or relating to ECA or the ECA Property, or which could affect them, or either of them, in any court or before any governmental agency, except for actions for possession, damages and or rent, if any, against defaulted tenants as disclosed in Exhibit "F-3".

The representations contained in this Section 5.5 shall be true at and as of Closing.

                  5.6 No Tax Assessments. Each of 1120, MLCP and ECA have not received written notice of any public improvements in the nature of off-site improvements, or otherwise, which have been ordered to be made and/or which have not heretofore been assessed, and, to 1120's, MLCP"s and ECA"s knowledge, there are no special or general assessments currently affecting or pending against the 1120 Property, the MLCP Property and the ECA Property, as the case may be, except as set forth in the Title Binder. The representations contained in this Section 5.6 shall be true at and as of Closing.

                  5.7      Leases.

                           5.7.1.  1120 represents and warrants that there are
no oral or written leases or rights of occupancy or grants or claims of right, title or interest in any portion of the Premises other than the leases (the "1120 Leases") listed on the rent roll attached hereto as Exhibit "D-1". Exhibit "D-1" identifies (i) each tenant of the 1120 Premises, (ii) the date of that tenant's lease, (iii) the expiration date of that tenant's lease, (iv) the annual and monthly minimum rental charge, the tenant's share of building operating costs (including, without limitation, taxes) and any and all costs, expenses and other charges payable by the tenant under the 1120 Lease, (v) arrearages, if any, and whether the latest rent due has been paid, (vi) the amount of prepaid rent, if any, (vii) the amount or description of any concessions, allowances, rebates, refunds, escrow or security deposits made by the tenant under said tenant's Lease; (vii) any options to renew, extend, purchase, cancel or terminate; (viii) any defaults, outstanding notices of defaults of any kind or nature whatsoever, claims of defaults or similar claim under Leases, and (ix) all unpaid tenant improvement allowances and/or unpaid leasing commissions. No tenant has advised 1120 in writing that 1120 is in default under any of the 1120 Leases, or asserted any written claim or basis for any claim for free or reduced rent or right of setoff against the landlord or the rent under the 1120 Leases, and 1120 and its agent have no actual knowledge of any default or any event which has taken place which, with the passage of time, or the delivery of notice, or both, could become an event of default. 1120 has the sole right to collect rents under the Leases, and except with respect to the Sun Loan, neither such right nor any of the Leases has been assigned, pledged, hypothecated or otherwise encumbered by 1120. To the best of 1120's knowledge, each of the 1120 Leases is valid and subsisting and in full force and effect, the tenant is in actual possession in the normal course, and the rents set forth in Exhibit "D-1" are the actual rents, income and charges being collected by 1120 under the 1120 Leases. Any tenant improvements which 1120 is obligated to complete pursuant to any Lease (or any unsigned lease proposal or lease amendment), all as set forth on the attached Schedule of Tenant Improvements, has been completed as of this date or shall be assumed by Buyer at and as of Closing, and all costs for completed work have been or shall be paid by 1120. Buyer shall assume the responsibility for all tenant improvement work required to be completed by the landlord under any 1120 which has not been completed by 1120 prior to Closing and which is specifically set forth on the Schedule of Tenant Improvements. At Closing, Buyer shall receive a credit against the Purchase Price in the amount of the Tenant Improvements shown on the Schedule of Tenant Improvements as such relates to the completion of unfinished tenant work at the 1120 Property. No tenant or other person has any right or option to acquire the 1120 Property, or any part thereof, or to 1120 knowledge to terminate any of the rights currently appurtenant to the 1120 Premises. No tenant of the 1120 Premises under any of the 1120 Leases has, and shall not at Closing have, prepaid any rent under any of the 1120 Leases for more than one (1) month. Except as otherwise set forth on Exhibit "D-1", no security deposits by tenants have heretofore been returned or applied to charges against the tenants.

                           5.7.2.  MLCP represents and warrants that there are
no oral or written leases or rights of occupancy or grants or claims of right, title or interest in any portion of the Premises other than the leases (the "MLCP Leases") listed on the rent roll attached hereto as Exhibit "D-2". Exhibit "D-2" identifies (i) each tenant of the MLCP Premises, (ii) the date of that tenant's lease, (iii) the expiration date of that tenant's lease, (iv) the annual and monthly minimum rental charge, the tenant's share of building operating costs (including, without limitation, taxes) and any and all costs, expenses and other charges payable by the tenant under the MLCP Lease, (v) arrearages, if any, and whether the latest rent due has been paid, (vi) the amount of prepaid rent, if any, (vii) the amount or description of any concessions, allowances, rebates, refunds, escrow or security deposits made by the tenant under said tenant's Lease; (vii) any options to renew, extend, purchase, cancel or terminate; (viii) any defaults, outstanding notices of defaults of any kind or nature whatsoever, claims of defaults or similar claim under Leases, and (ix) all unpaid tenant improvement allowances and/or unpaid leasing commissions. No tenant has advised MLCP in writing that MLCP is in default under any of the MLCP Leases, or asserted any written claim or basis for any claim for free or reduced rent or right of setoff against the landlord or the rent under the MLCP Leases, and MLCP and its agent have no actual knowledge of any default or any event which has taken place which, with the passage of time, or the delivery of notice, or both, could become an event of default. MLCP has the sole right to collect rents under the MLCP Leases, and except with respect to the Sun Loan, neither such right nor any of the MLCP Leases has been assigned, pledged, hypothecated or otherwise encumbered by MLCP. To the best of MLCP's knowledge, each of the MLCP Leases is valid and subsisting and in full force and effect, the tenant is in actual possession in the normal course, and the rents set forth in Exhibit "D- 2" are the actual rents, income and charges being collected by MLCP under the MLCP Leases. Any tenant improvements which MLCP is obligated to complete pursuant to any Lease (or any unsigned lease proposal or lease amendment), all as set forth on the attached Schedule of Tenant Improvements, has been completed as of this date or shall be assumed by Buyer at and as of Closing, and all costs for completed work have been or shall be paid by MLCP. Buyer shall assume the responsibility for all tenant improvement work required to be completed by the landlord under any MLCP which has not been completed by MLCP prior to Closing and which is specifically set forth on the Schedule of Tenant Improvements. At Closing, Buyer shall receive a credit against the Purchase Price in the amount of the Tenant Improvements shown on the Schedule of Tenant Improvements as such relates to the completion of unfinished tenant work at the MLCP Property. No tenant or other person has any right or option to acquire the MLCP Property, or any part thereof, or to MLCP' s knowledge to terminate any of the rights currently appurtenant to the MLCP Premises. No tenant of the MLCP Premises under any of the MLCP Leases has, and shall not at Closing have, prepaid any rent under any of the MLCP Leases for more than one (1) month.

                           5.7.3.  ECA represents and warrants that there are
no oral or written leases or rights of occupancy or grants or claims of right, title or interest in any portion of the Premises other than the leases (the "ECA Leases") listed on the rent roll attached hereto as Exhibit "D-3". Exhibit "D-3" identifies (i) each tenant of the ECA Premises, (ii) the date of that tenant's lease, (iii) the expiration date of that tenant's lease, (iv) the annual and monthly minimum rental charge, the tenant's share of building operating costs (including, without limitation, taxes) and any and all costs, expenses and other charges payable by the tenant under the ECA Lease, (v) arrearages, if any, and whether the latest rent due has been paid, (vi) the amount of prepaid rent, if any, (vii) the amount or description of any concessions, allowances, rebates, refunds, escrow or security deposits made by the tenant under said tenant's Lease; (vii) any options to renew, extend, purchase, cancel or terminate; (viii) any defaults, outstanding notices of defaults of any kind or nature whatsoever, claims of defaults or similar claim under Leases, and (ix) all unpaid tenant improvement allowances and/or unpaid leasing commissions. No tenant has advised ECA in writing that ECA is in default under any of the ECA Leases, or asserted any written claim or basis for any claim for free or reduced rent or right of setoff against the landlord or the rent under the ECA Leases, and ECA and its agent have no actual knowledge of any default or any event which has taken place which, with the passage of time, or the delivery of notice, or both, could become an event of default. ECA has the sole right to collect rents under the Leases neither such right nor any of the ECA Leases has been assigned, pledged, hypothecated or otherwise encumbered by ECA except as additional collateral for the existing mortgage upon the ECA Premises which shall be satisfied at Closing. To the best of ECA's knowledge, each of the ECA Leases is valid and subsisting and in full force and effect, the tenant is in actual possession in the normal course, and the rents set forth in Exhibit "D-3" are the actual rents, income and charges being collected by ECA under the ECA Leases. Any tenant improvements which ECA is obligated to complete pursuant to any Lease (or any unsigned lease proposal or lease amendment), all as set forth on the attached Schedule of Tenant Improvements, has been completed as of this date or shall be assumed by Buyer at and as of Closing, and all costs for completed work have been or shall be paid by ECA. Buyer shall assume the responsibility for all tenant improvement work required to be completed by the landlord under any ECA which has not been completed by ECA prior to Closing and which is specifically set forth on the Schedule of Tenant Improvements. At Closing, Buyer shall receive a credit against the Purchase Price in the amount of the Tenant Improvements shown on the Schedule of Tenant Improvements as such relates to the completion of unfinished tenant work at the ECA Property. No tenant or other person has any right or option to acquire the ECA Property, or any part thereof, or to ECA's knowledge to terminate any of the rights currently appurtenant to the ECA Premises. No tenant of the ECA Premises under any of the ECA Leases has, and shall not at Closing have, prepaid any rent under any of the ECA Leases for more than one (1) month. Except as otherwise set forth on Exhibit "D-3", no security deposits by tenants have heretofore been returned or applied to charges against the tenants. The parties acknowledge and agree that Buyer hereby grants Columbia Investment Builders, Inc. ("CIB") the right, on ECA"s standard form lease, to lease the 2,368 square foot space where CIB is currently located in the ECA Property for a two year term commencing February 1, 1997, with two, one year renewal options exercisable on 3 months prior written notice, for a Base Rent of $12 per square foot on a full service basis excluding tenant electric charges which will be billed separately during the initial term and the two, one (1) year renewal terms.

The representations contained in this Section 5.7 shall be true at and as of Closing.

                  5.8      Compliance with Law.

                           5.8.1    None of 1120, MLCP nor ECA have received
any outstanding written notices of any violations issued by governmental authority having jurisdiction over the 1120 Property, the MLCP Property and the ECA Property, as the case may be.

                           5.8.2    To the best of 1120's knowledge and except
as otherwise shown on that certain Environmental Report prepared by Lippincott, Jacobs & Gouda dated March, 1995 (the "1120 Report"), no Hazardous Substances (defined below) and no Hazardous Wastes (defined below) are present on the Property including, without limitation, asbestos, flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, contaminant, polychlorinated byphenyls ("PCBs"), urea formaldehyde foam insulation, radon, corrosive, irritant, biologically infectious materials, petroleum product, garbage, refuse, sludge, hazardous or waste materials, except to the extent such substances or materials are used in the ordinary course of 1120's business or that of any Tenant in accordance with all applicable laws, and there has, to the best of 1120"s knowledge, been no use of the 1120 Property that may, under any federal, state or local environmental statute, ordinance or regulation, require, at any time, any closure or cessation of the use or occupancy of the 1120 Property and/or impose, at any time, upon the owner of the 1120 Property any clean-up or other monetary obligation. 1120 has received no written notice that it has been identified in any litigation, administrative proceeding or investigation as a responsible party or potentially responsible party for any liability for clean-up costs, natural resource damages or other damages or liability for prior disposal or release of Hazardous Substances, Hazardous Wastes or other environmental pollutants or contaminants, and no lien or superlien has been recorded, filed or otherwise asserted against any real or personal property of 1120 for any clean-up costs or other responses costs incurred in connection with any environmental contamination that is attributable, in whole or in part, to 1120. For purposes of this Agreement, "Hazardous Substances" means those elements and compounds which are designated as such in Section 101(14) of the Comprehensive Response, Compensation and Liability Act (CERCLA), 42 U.S.C.
Section 9601 (14), as amended, all petroleum products and by-products, and any other hazardous substances as that term may be further defined in all applicable federal, state and local laws including the New Jersey Industrial Site Recovery Act, as amended ("ISRA"); and "Hazardous Wastes" means any hazardous waste, residential or household waste, solid waste, or other waste as defined in applicable federal, state and local laws including the New Jersey Industrial Site Recovery Act, as amended ("ISRA"). 1120 has not received any summons, citation, directive, letter or other communication, written or oral, from any governmental or quasi-governmental authority concerning any intentional or unintentional action or omission on 1120's part which (a) resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes, or (b) related in any way to the generation, storage, transport, treatment or disposal of Hazardous Substances or Hazardous Wastes. To the best of 1120's knowledge, there are no underground or above-ground storage tanks located on the 1120 Property.

                           5.8.3    To the best of MLCP's knowledge and except
as otherwise shown on that certain Environmental Report prepared by GHR Consulting Services, Inc. dated September 13, 1994 (the "MLCP Report"), no Hazardous Substances and no Hazardous Wastes are present on the Property including, without limitation, asbestos, flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, contaminant, polychlorinated byphenyls ("PCBs"), urea formaldehyde foam insulation, radon, corrosive, irritant, biologically infectious materials, petroleum product, garbage, refuse, sludge, hazardous or waste materials, except to the extent such substances or materials are used in the ordinary course of MLCP's business or that of any Tenant in accordance with all applicable laws, and there has, to the best of MLCP"s knowledge, been no use of the MLCP Property that may, under any federal, state or local environmental statute, ordinance or regulation, require, at any time, any closure or cessation of the use or occupancy of the MLCP Property and/or impose, at any time, upon the owner of the MLCP Property any clean-up or other monetary obligation. MLCP has received no written notice that it has been identified in any litigation, administrative proceeding or investigation as a responsible party or potentially responsible party for any liability for clean-up costs, natural resource damages or other damages or liability for prior disposal or release of Hazardous Substances, Hazardous Wastes or other environmental pollutants or contaminants, and no lien or superlien has been recorded, filed or otherwise asserted against any real or personal property of MLCP for any clean-up costs or other responses costs incurred in connection with any environmental contamination that is attributable, in whole or in part, to MLCP. MLCP has not received any summons, citation, directive, letter or other communication, written or oral, from any governmental or quasi-governmental authority concerning any intentional or unintentional action or omission on MLCP's part which (a) resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes, or (b) related in any way to the generation, storage, transport, treatment or disposal of Hazardous Substances or Hazardous Wastes. To the best of MLCP's knowledge, other than that certain above ground storage tank servicing Conrail with respect to which MLCP has not received written notice of any violations of applicable laws, there are no underground or above-ground storage tanks located on the MLCP Property.

                           5.8.4    To the best of ECA's knowledge and except
as otherwise shown on that certain Environmental Report prepared by Environ Corp. dated October 2, 1992 (the "ECA Report"), no Hazardous Substances and no Hazardous Wastes are present on the Property including, without limitation, asbestos, flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, contaminant, polychlorinated byphenyls ("PCBs"), urea formaldehyde foam insulation, radon, corrosive, irritant, biologically infectious materials, petroleum product, garbage, refuse, sludge, hazardous or waste materials, except to the extent such substances or materials are used int he ordinary course of ECA's business or that of any Tenant in accordance with all applicable laws, and there has, to the best of ECA"s knowledge, been no use of the ECA Property that may, under any federal, state or local environmental statute, ordinance or regulation, require, at any time, any closure or cessation of the use or occupancy of the ECA Property and/or impose, at any time, upon the owner of the ECA Property any clean-up or other monetary obligation. ECA has received no written notice that it has been identified in any litigation, administrative proceeding or investigation as a responsible party or potentially responsible party for any liability for clean-up costs, natural resource damages or other damages or liability for prior disposal or release of Hazardous Substances, Hazardous Wastes or other environmental pollutants or contaminants, and no lien or superlien has been recorded, filed or otherwise asserted against any real or personal property of ECA for any clean-up costs or other responses costs incurred in connection with any environmental contamination that is attributable, in whole or in part, to ECA. ECA has not received any summons, citation, directive, letter or other communication, written or oral, from any governmental or quasi-governmental authority concerning any intentional or unintentional action or omission on ECA's part which (a) resulted in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of Hazardous Substances or Hazardous Wastes, or (b) related in any way to the generation, storage, transport, treatment or disposal of Hazardous Substances or Hazardous Wastes. To the best of ECA's knowledge, there are no underground or above-ground storage tanks located on the ECA Property.

Subject to the provisions of Section 4.7 above, the representations contained in Section 5.8.1 shall be true at and as of Closing. The representations contained in Sections 5.8.2, 5.8.3 and 5.8.4 shall be true at and as of Closing.

                  5.9 Insurance. Exhibits "G-1", "G-2", and "G-3" attached hereto contain a true and correct description of all insurance policies affecting the 1120 Property, the MLCP Property and the ECA Property respectively, and the operation thereon. All of said insurance policies shall remain in full force and effect until the completion of Closing hereunder. None of 1120, MLCP nor ECA have received any written notice from any insurance company board of fire underwriters or rating organization (or other body exercising similar functions) (i) claiming any defects or deficiencies which have not been addressed and fully cured or corrected, or (ii) requesting the performance of any repairs, alterations or other work which have not been performed, or (iii) claiming any default which, if not corrected, would result in a cancellation of insurance coverage. The representations contained in this
Section 5.9 shall be true at and as of Closing.

                  5.10     Intentionally Omitted.

                  5.11 No Brokers. Except as set forth on Exhibit "D", no brokerage or leasing commission or other compensation is now, or will at Closing be, due or payable to any person, firm, corporation, or other entity with respect to or on account of any of the Leases, or any extensions or renewals thereof. The representations contained in this Section 5.11 shall be true at and as of Closing.

                  5.12 Utilities. To the best of 1120's, MLCP"s and ECA"s knowledge, all installation, connection and "tap-in" charges for utilities servicing their respective properties have been paid for in full. The representations contained in this Section 5.12 shall be true at and as of Closing.

                  5.13 Permits, Approvals and Certificates. To the best of 1120's, MLCP"s and ECA"s knowledge with respect to their particular assets, all required certificates of occupancy for the 1120 Property, the MLCP Property and the ECA Property and for separately demised spaces at the aforesaid, and all other licenses, permits, authorizations and approvals necessary for the operation of the aforesaid, have been validly issued and are in good standing as of the Closing Date. All charges and fees for all of the foregoing have been paid in full. Subject to the provisions of Section 4.7 above, the representations contained in this Section 5.13 shall be true at and as of Closing.

                  5.14 Good Title to Property. 1120 represents and warrants that to the best of its knowledge, it holds good and marketable, indefeasible fee simple title to the 1120 Property, free and clear of liens and encumbrances, other than the 1120 Debt and the 1120 Permitted Exceptions. MLCP represents and warrants that, to the best of its knowledge it holds good and marketable, indefeasible fee simple title to the MLCP Property, free and clear of liens and encumbrances, other than the MLCP Debt and the MLCP Permitted Exceptions. ECA represents and warrants that to the best of its knowledge it holds good and marketable, indefeasible fee simple title to the ECA Property, free and clear of liens and encumbrances, other than the ECA Permitted Exceptions. The representations contained in this Section 5.14 shall be true at and as of Closing.

                  5.15 All Taxes and Assessments Paid. Each of 1120, MLCP and ECA, with respect to its assets, will have paid prior to Closing, all taxes and assessments, including assessments payable in installments, which are to become due and payable prior to Closing and/or a lien on the 1120 Property, the MLCP Property and the ECA Property, except for taxes for the current year which shall be prorated at Closing and except for installments of current assessments which become due and payable after Closing which shall be the sole responsibility of Buyer. The representations contained in this
Section 5.15 shall be true at and as of Closing.

                  5.16 FIRPTA. None of 1120, MLCP nor ECA are a "foreign person" as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1954, as amended (the "Code"). The representations contained in this
Section 5.16 shall be true at and as of Closing.

                  5.17     Intentionally Omitted.

                  5.18 Construction Liens. To the best of 1120's, MLCP"s and ECA"s knowledge, except as set forth on the Tenant Improvement Schedule no work has been performed or is in progress at, and no materials have been furnished to the 1120 Property, the MLCP Property and the ECA Property, as the case may be, which, though not presently the subject of, might give rise to construction, mechanic's, materialmen's, or other liens against the 1120 Property, the MLCP Property or the ECA Property or any portion thereof, except that for which full and complete payment has been or will be made prior to Closing or for which releases have been obtained. If any lien for any such work is filed before or after Closing, Seller shall promptly discharge the same. The representations contained in this Section 5.17 shall be true at and as of Closing.

                  5.19 Inventory Schedule. The Schedule of Inventory contains a correct and complete list of personal property owned by each of 1120, MLCP and ECA and located at or used in connection with the operation of the 1120 Property, the MLCP Property and the ECA Property. The representations contained in this Section 5.19 shall be true at and as of Closing.

                  5.20 Charges, Fees and Assessments. To the best of 1120's, MLCP's and ECA's as the case may be, any and all applicable charges, fees and assessments and any and all other sums due under declarations, cross-easements and like agreements to which the 1120 Property, the MLCP Property and the ECA Property or any portion thereof may be subject, have been paid, and, to the best of 1120's, MLCP"s and ECA"s knowledge, no special assessments thereunder are pending, and all consents and approvals required to be obtained under any such declarations, cross-easements and like agreements (other than the Sun
Loan) have been obtained pursuant to the requirements of such documentation.
The representations contained in this Section 5.20 shall be true at and as of Closing.

                  5.21 Rights to Purchase. There are no outstanding agreements, options, rights of first refusal, conditional sales agreements or other agreements or arrangements, whether oral or written, regarding the purchase and sale of the 1120 Property, the MLCP Property and the ECA Property, or which otherwise affect any portion of or all the foregoing. Without limiting the generality of the foregoing, any and all option rights of Clinton Corporation granted or referred to in that certain lease between 1120 and Computer Sciences Corporation, have since expired by their terms and are no longer valid or enforceable. The representations contained in this Section
5.21 shall be true at and as of Closing.

                  5.22 No Outstanding Obligations. To the best of 1120's, MLCP's and ECA"s knowledge, as the case may be, except as set forth on the Tenant Improvement Schedule, all debts, liabilities, and obligations of each of 1120, MLCP and ECA arising out of the construction, ownership, and operation of the 1120 Property, the MLCP Property and the ECA Property, as the case may be, including, but not limited to, construction costs, taxes, accounts payable and the like, have been paid as they became due and payable and shall continue to be so paid from the date hereof until the Closing Date. To the best of 1120's, MLCP's and ECA's knowledge, as the case may be, no debts, liabilities, claims, or obligations (whether known or unknown, accrued, absolute, contingent, or otherwise) affecting the 1120 Property, the MLCP Property and the ECA Property, other than the Sun Loans which is currently being paid and is not subject to any defaults, shall be outstanding as of the Closing Date. The representations contained in this Section 5.22 shall be true at and as of Closing.

                  5.23 Access. To the best of 1120's, MLCP's and ECA's knowledge, all curb cut and street opening permits or licenses required for vehicular access to and from the 1120 Property, the MLCP Property and the ECA Property to any adjoining public street have been obtained and paid for by 1120, MLCP or ECA, as the case may be, and all of the foregoing shall be in full force and effect at the Closing. Seller will provide Buyer with an opportunity to review its files containing all conditional and permanent zoning, site plan, subdivision, building, housing, safety, fire and health approvals, including, without limitation, the local governmental applications, resolutions and approvals supporting the same, if any, relating to the 1120 Property, the MLCP Property and the ECA Property. The representations contained in this Section 5.23 shall be true at and as of Closing.

                  5.24 Abatement Programs. To the best of 1120's, MLCP's and ECA's knowledge, as the case may be, none of the 1120 Property, the MLCP Property and the ECA Property are subject to an written tax abatement program or reduction of assessment agreements, which provides for an increase in assessment at the expiration of the applicable abatement period. The representations contained in this Section 5.24 shall be true at and as of Closing.

                  5.25 Development Agreements. To the best of 1120's, MLCP's and ECA's knowledge, as the case may be, each of 1120, MLCP and ECA are in material compliance with and each of them have fully paid and discharged all obligations arising under any and all development, tri-party and like agreements, and any and all other agreements with county, municipal and other governmental and quasi-governmental agencies and authorities respecting the ownership, development and operation of the 1120 Property, the MLCP Property and the ECA Property, as the case may be, and all portions thereof. The representations contained in this Section 5.25 shall be true at and as of Closing.

                  5.26     Structural Representation.

                           5.26.1.  To the best of 1120"s knowledge, except as
otherwise set forth on that a certain structural engineering report prepared by Architecture/Design Alliance, Inc. ("AAI") and dated December 2, 1994 (the "1120 Structural Report"), all building and improvements situate on the 1120 Premises, and all appurtenant systems, including, without limitation, the roof, the HVAC, plumbing, electrical and mechanical systems and equipment are in good working order and condition, and there are no material patent or latent defects therein. 1120 is aware of no material repairs, alterations or other work other than ordinary maintenance, which is required to be performed in order to maintain the structural integrity of the building and improvements, and the efficient operation and good operating condition of the appurtenant systems and equipment.

                           5.26.2.  To the best of MLCP"s knowledge, except as
otherwise set forth on that a certain structural engineering report prepared by AAI and dated October 13, 1994 (the "MLCP Structural Report"), all building and improvements situate on the MLCP Premises, and all appurtenant systems, including, without limitation, the roof, the HVAC, plumbing, electrical and mechanical systems and equipment are in good working order and condition, and there are no material patent or latent defects therein. MLCP is aware of no material repairs, alterations or other work other than ordinary maintenance, which is required to be performed in order to maintain the structural integrity of the building and improvements, and the efficient operation and good operating condition of the appurtenant systems and equipment.

                           5.26.3.  To the best of ECA"s knowledge, except as
otherwise set forth on that a certain structural engineering report prepared by Edward Kuljian Associates and dated October 12, 1992 (the "ECA Structural Report"), all building and improvements situate on the ECA Premises, and all appurtenant systems, including, without limitation, the roof, the HVAC, plumbing, electrical and mechanical systems and equipment are in good working order and condition, and there are no material patent or latent defects therein. ECA is aware of no material repairs, alterations or other work other than ordinary maintenance which is required to be performed in order to maintain the structural integrity of the building and improvements, and the efficient operation and good operating condition of the appurtenant systems and equipment.

The representations contained in this Section 5.26 shall be true at and as of Closing.

                  5.27 Correct Copies of Documents. Where copies of any documents have been delivered by Seller to Buyer, whether prior to or pursuant to this Agreement, such copies: (i) are exact copies of the originals of said documents, as executed and delivered by all of the parties thereto; (ii) to the best of each of 1120's, MLCP"s and ECA"s knowledge, constitute, in each case, the entire agreement between the parties thereto with respect to the subject matter thereof, and the original instruments in the form delivered to Buyer, are now in full force and effect, and valid and enforceable in accordance with their respective terms, and no party thereto is in default, and no claim of default by any party has been made or is now pending and there does not now exist any default which, after either the giving of notice or the passing of time, or both, will or may constitute a default, or would excuse performance by any party thereto; and (iii) have not been changed or amended except for amendments, if any, specifically referred to therein. The representations contained in this Section 5.27 shall be true at and as of Closing.

         When used throughout this Section 5, the phrase "knowledge" and "to the best knowledge" as used herein shall be deemed to mean the actual knowledge of Joseph D. Gonnelli and R. Brian Jackson.

         6. POSSESSION. Possession of each of the 1120 Premises, the MLCP Premises and the ECA Premises is to be given to Buyer, subject to the right of tenants under the Leases on the Closing Date, by delivery of the Deeds, and all keys, combinations and security codes at Closing.

         7.       BUYER'S REVIEW AND APPROVAL OF TITLE AND SURVEY.

                  7.1 Title Binder. On or before the execution of this Agreement Seller made available to Buyer, Seller"s most recently dated title commitment for the 1120 Property, the MLCP Property and the ECA Property (complete with copies of all exceptions to title), and Buyer shall secure a current title commitment (the "Title Binder") from the Commonwealth Land Title Insurance Company. At Closing, Seller, so long as such amount does not exceed $500,000.00 in the aggregate, shall pay all monetary liens (other than the Sun Loans), which are not 1120 Permitted Exceptions, MLCP Permitted Exceptions or ECA Permitted Exceptions. If such amount does exceed $500,000, and Buyer is unwilling to pay such excess to discharge such

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
liens in excess of $500,000, then either party may terminate this Agreement, whereupon, the Deposit and Buyer"s reasonably documented Transaction Costs (as defined below) shall be immediately refunded to Buyer.

                  7.2 Survey. Seller has provided Buyer with a copy of Seller"s most recent 1120 Property, MLCP Property and ECA Property surveys.

                  7.3 Physical Inspection. Buyer shall have the right to continue its physical and mechanical inspection, measurement and audit of the 1120 Property, the MLCP Property and the ECA Property and an inspection of all books and records and financial information pertaining thereto, and Seller shall cooperate with Buyer and shall furnish to Buyer such information, materials and documents as Buyer may reasonably request and shall have its accountant available throughout such period to assist in Buyer's inspection and review. The inspection, audit and measurement of the 1120 Property"s, MLCP Property"s and ECA Property's operation, condition and maintenance shall include, without limitation, such title, survey, environmental and engineering inspections, reviews and assessments that Buyer deems appropriate. Buyer agrees that it shall not unreasonably interfere with tenants in performing its inspection. If Buyer exercises its rights under the provisions of this subsection, it shall (i) provide Seller with prior verbal notice of Buyer"s entry, (ii) keep the 1120 Property, the MLCP Property and the ECA Property free of any liens or third-party claims resulting therefrom except as may be required by applicable law; (iii) maintain adequate liability insurance in an amount of not less than $1,000,000.00 for a single occurrence and $50,000.00 for property damage which insurance shall name 1120, MLCP and ECA as an additional insured; (iv) indemnify 1120, MLCP and ECA against any liability or expense for injuries to or death of persons or damage to property arising from the exercise of the rights hereunder that are not the result of any act or omission of 1120, MLCP or ECA or their respective agents, employees or contractors and (v) if Closing does not occur for any reason other than 1120's, MLCP"s or ECA"s breach or default, restore as nearly as practicable the Property substantially to its condition immediately before such exercise. The indemnification and restoration provisions of this subsection shall survive the termination of this Agreement.

         8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer shall survive Closing and the delivery of the Deeds for the statute of limitations pertaining thereto. The representations and warranties of Seller set forth in Sections 5.1, 5.2, 5.6, 5.8.1, 5.11, 5.16, 5.21 and 5.24 shall survive Closing and delivery of the Deed for the applicable period of the statute of limitations pertaining thereto. The representations and warranties of Seller set forth in Sections 5.3, 5.5, 5.7 (except as set forth below), 5.8.2, 5.8.3, 5.8.4, 5.18, 5.19,
5.20, 5.22, 5.23, 5.25, 5.26 and 5.27 shall survive Closing and delivery of the Deed for six (6) months from Closing. The representations and warranties of Seller set forth in Sections 5.12 and 5.13 shall survive Closing and delivery of the Deed for a three (3) month period from Closing. Notwithstanding anything contained in this Agreement to the contrary, except as expressly set forth in this Agreement, none of 1120, MLCP and ECA makes any representation, either prior to or at the Closing, with respect to the condition or character of the 1120 Property, the MLCP Property or the ECA Property or the use or uses to which the foregoing may be put. Buyer acknowledges that Buyer has or will carefully and thoroughly examine, inspect and investigate the 1120 Property, the MLCP Property and the ECA Property, and 1120's, MLCP"s and ECA"s operations (as to manner, income and expenses); and Buyer is purchasing the same on the basis of such examination, inspection and investigation and not in reliance on any representation or warranty of 1120, MLCP or ECA or any agent, employee or representative of any of them of any kind or nature whatsoever, except as specifically set forth herein. Accordingly, subject to the representations and warranties contained herein and in Seller"s Documents, if Buyer closes hereunder, Buyer hereby agrees to accept all of the assets being acquired by Buyer hereunder, whether realty, personalty or mixed, on an absolutely and unconditionally "as is" basis at the time of Closing. Notwithstanding the time period for survival with respect to Section 5.7, if prior to the expiration of such period, Seller delivers to Buyer an estoppel certificate on Buyer"s prescribed form, which certificate confirms Seller"s representations under
Section 5 of this Agreement, Seller shall be released from all liability with respect to its representations as they pertain to such tenancy.

         9.       FIRE OR OTHER CASUALTY.

                  9.1 Maintain Insurance. Seller shall maintain in effect until the Closing Date the insurance policies (or like policies) now in effect with respect to the Premises and Personal Property as set forth in Exhibits "G-1", "G-2" and "G-3".

                  9.2 Minimal Damage. If prior to the Closing Date any portion of the Property is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be $250,000 or less (as established by good faith estimates obtained by Buyer), this Agreement shall remain in force.

                  9.3 Substantial Damage. If prior to the Closing Date any portion of the Property is damaged or destroyed by fire or other casualty, and the cost of repair or restoration thereof shall be more than $250,000 (as established by good faith estimates obtained by Buyer), Buyer may terminate this Agreement by giving written notice thereof to Seller, and if this Agreement is so terminated, then the Deposit shall be immediately refunded to Buyer, and thereafter neither party shall have any further liability hereunder thereafter. If Buyer does not so terminate this Agreement, it shall remain in full force and effect, and the provisions of Section 9.4 below shall apply.

                  9.4 Closing After Substantial Damage. So long as this Agreement shall remain in force under Section 9.2 or 9.3, then (i) all proceeds of insurance plus the amount of deductible under Seller's insurance policy, shall be credited to Buyer against the Purchase Price payable by Buyer at Closing, and (ii) all unpaid claims and rights in connection with losses shall be assigned to Buyer at Closing, including the right to adjust any such loss.

                  9.5 Rent Insurance. All rental loss insurance and the proceeds thereof allocable to any period subsequent to Closing shall be paid or assigned to Buyer at Closing.

         10. CONDEMNATION. If, prior to the Closing Date, all or any material portion of the 1120 Premises, the MLCP Premises or the ECA Premises (being any taking affecting any building or any other taking involving 10% or more of the 1120 Premises, the MLCP Premises or the ECA Premises or their respective parking areas) is taken by eminent domain or a notice of any eminent domain proceedings with respect to the aforesaid or any part thereof is received by the Seller, then Seller shall within five (5) days thereafter give notice thereof to Buyer and Buyer shall have the option to (a) complete the purchase hereunder or (b) if such taking, in Buyer's sole and absolute discretion, adversely affects the Premises or its current economic viability, terminate this Agreement, in which event the Deposit shall be immediately refunded to Buyer, and this Agreement shall be null and void. Buyer shall deliver written notice of its election to the Seller within two (2) days after the date upon which the Buyer receives written notice of such eminent domain proceedings. If notice of condemnation is received by Buyer and it fails to deliver said written notice of its election within said time period, such failure shall constitute a waiver by Buyer of its right to terminate this Agreement. If this Agreement is not so terminated, Buyer shall be entitled to all awards or damages by reason of any exercise of the power of eminent domain or condemnation with respect to or for the taking of the Premises or any portion thereof, and until such time as closing has occurred, or this Agreement terminates. Any negotiation for, or agreement to, and all contests of any offers and awards relating to eminent domain proceedings shall be conducted with the joint approval and consent of the Seller and the Buyer.

         11.      Expense Allocations.

                  11.1 Seller shall pay for all applicable realty transfer taxes related to the execution, delivery and recording of the Deeds, Bills of Sale, and other Closing Documents, and all related recording charges.

                  11.2 Subject to Section 13.3, Buyer shall pay for Buyer's title examination for Buyer's title examination and premiums and for Buyer"s due diligence expenses, including survey, structural analysis and environmental analysis.

                  11.3 Buyer and Seller shall be responsible for paying their own attorney's fees in connection with this transaction.

                  11.4 Buyer and Seller shall equally bear the cost and expense incurred in connection with the assumption of the Sun Loan, including but not limited to, any assumption fees, Sun"s attorney"s fees, recording costs and other costs related thereto.

         12.      CLOSING.

                  12.1 Time and Date and Place. The Closing on the sale of the Property (herein referred to as the "Closing") shall take place on January 24, 1997 at 9:00 a.m. at the offices of Pepper, Hamilton & Scheetz, Suite 500, 457 Haddonfield Road, Cherry Hill, New Jersey. Notwithstanding the foregoing, Buyer may extend the outside date for Closing to January 29, 1997 upon prior written notice to Seller on or before January 23, 1997. Time is of the essence in this Agreement. Notwithstanding the foregoing, either party shall have the option to extend the

Closing three times, each for a period of ten (10) days, solely in the event that the Seller has not obtained the consent of Sun as required in this Agreement.


                  12.2 Documents. At Closing, the parties indicated shall simultaneously execute and deliver the following:

                           12.2.1   Seller's Documents and Other Items.  Each
of 1120, MLCP and ECA with respect to its assets shall execute and deliver or cause to be executed and delivered to Buyer in proper form for recording:

                                    12.2.1.1    Deeds.  A bargain and sale
deed with covenants against grantor"s acts prepared by Buyer's counsel in form acceptable to Seller (the "Deed"), conveying the 1120 Premises, the MLCP Premises and the ECA Premises to Buyer, duly executed by Seller for recording. The Deed description shall be based upon the metes and bounds description attached as Exhibit "A-1" for the 1120 Premises, as Exhibit "A-2" for the MLCP Premises and as Exhibit "A-3" for the ECA Premises, in addition, if Buyer requests that Seller convey the 1120 Premises, the MLCP Premises or the ECA Premises by the metes and bounds description shown on the new survey, if any, obtained by Buyer, Seller covenants to execute a Quit Claim Deed for such new description.

                                    12.2.1.2    Special Warranty Bills of
Sale. A special warranty bill of sale prepared by Buyer"s counsel in form acceptable to Seller, assigning, conveying and transferring to Buyer, all of the Personal Property.

                                    12.2.1.3    Original Leases.  All
original Leases, tenant files, tenant correspondence and repair records.

                                    12.2.1.4    Original Licenses,
Contract Documents and Other Personal Property. All original Licenses, Contract Documents, and other Personal Property described in Section 1.2 of this Agreement to the extent in Seller"s possession.

                                    12.2.1.5    Assignment of Leases.  An
assignment and assumption agreement with indemnities consistent with this Agreement, prepared by Buyer"s counsel in form acceptable to Seller (the "Assignment"), duly executed by Seller and Buyer, assigning, conveying and transferring to Buyer the Leases.

                                    12.2.1.6    Assignment of  Licenses,
Contract Documents and Other Personal Property. An assignment agreement with indemnities consistent with this Agreement prepared by Buyer"s counsel, in form acceptable to Seller, assigning, conveying and transferring to Buyer, to the extent they are assignable, the Licenses, Contracts Documents and Other Personal Property, including, specifically, the Names, without representation or warranty.

                                    12.2.1.7    FIRPTA Certificates.  All
certificate(s) required under Section 1445 of the Code.

                                    12.2.1.8    Tenant Letter.  Letters to
each tenant advising of the change in ownership and directing the payment of rent to such party as the Buyer shall designate, said letter to be in form acceptable to Buyer.

                                    12.2.1.9    Intentionally Omitted.

                                    12.2.1.10   Title Insurance
Certificates. Such affidavits of title or other certifications as shall be required by the Title Company to insure Buyer's title to the Premises as set forth in Section 3, and to provide affirmative endorsements (a) against construction liens and (b) parties in possession other than tenants under the Leases.

                                    12.2.1.11   Certified Rent Roll.  A
certified schedule of Tenant Leases, containing all information required to be set forth in Exhibit "D", which schedule is correct and complete as of the date of Closing.

                                    12.2.1.12   Seller Certificate.  A
written certification confirming that as of Closing confirming that the representations and warranties which are required to be true at and as of Closing, are true at and as of Closing.

                                    12.2.1.13   Organization
Certifications. Confirmation of the good standing and existence of Seller and its general partner and the due authority of those executing for them, including, without limitation, the following documents issued no earlier than 30 days prior to Closing: (a) good standing certificate in state of organization and in the State in which the Property are located, (b) partnership agreement, (c) a certificate from the secretary of the corporation or managing general partner of the partnership confirming the incumbency of the signatories and the current force and effect of the resolution authorizing their execution of the documents required under this Agreement.

                                    12.2.1.14   Keys.  All keys,
combinations and security codes for all locks and security devices on the Property;

                                    12.2.1.15   Intentionally Omitted.

                                    12.2.1.16   Intentionally Omitted.

                                    12.2.1.17   Mortgagee Estoppel.
Seller shall deliver to Buyer a Mortgagee Estoppel in the form reasonably specified by Buyer as executed by Sun, confirming, among other items, (i) the list of Sun Loan documents, (ii) the interest rate payable thereon and the maturity date thereof, (iii) the outstanding principal balance and accrued and unpaid interest thereon, and the status and amount of all tax, insurance and other applicable escrows (if any) as of the Closing Date (iv) that no default or event of default exists by the Borrower thereunder and that there exists no facts or circumstances, which with the delivery of notice and the passage of time, or either, would constitute a default or event of default, (v) that Sun has not sold, assigned, participated or transferred the debt or any interest therein, and (vi) that the assumption of the Sun

Loan by Brandywine Operating Partnership, L.P., as nominee of Buyer, has been approved by all requisite boards, committees and other authorities at Sun.

                                    12.2.1.18   ISRA Non-Applicability
Letter. A written non- applicability letter issued within 30 days prior to Closing by the New Jersey Department of Environmental Protection stating that the transaction and the Property is not subject to ISRA.

                           Collectively, the documents set forth in Section
12.2.1 shall be referred to as "Seller"s Documents".

                           12.2.2   Buyer's Documents.  Buyer shall deliver or
cause to be delivered to Seller:

                                    12.2.2.1    The amounts required to be
paid to Seller pursuant to this Agreement;

                                    12.2.2.2    Confirmation of the
existence and subsistence of Buyer, and the authority of those executing for Buyer, including, without limitation, the following documents issued no earlier than thirty (30) days prior to Closing: (a) good standing certificate in State of Maryland, (b) Buyer"s Amendment and Restatement of Declaration of Trust filed on August 27, 1996, as amended, (c) a certificate from any officer of Buyer confirming the incumbency of the signatories and the current force and effect of the resolution authorizing their execution of the documents required under this Agreement.

                           12.2.3   Title Insurance.  As a condition to Buyer's
obligations at Closing, Title Company or a substitute title insurance company licensed to do business in New Jersey shall furnish Buyer at Closing with the Title Policy, in the form approved by Buyer pursuant to Section 3, in the full amount of the Purchase Price, wherein the Title Company shall insure fee simple title to the Property in Buyer as of the Closing Date containing no exceptions to title other than the Sun Loan and the Permitted Exceptions.

                           12.2.4   Necessary Documents.  Buyer and Seller
shall execute and deliver such other documents and instruments as may be reasonably necessary to complete the transaction contemplated by this Agreement.

         13.      DEFAULT; REMEDIES

                           13.1.1    Prior to title passing and the completion
of Closing, in the event of 1120's, MLCP"s or ECA"s default hereunder, Buyer"s sole remedies shall be that of (i) specific performance with abatement of the Purchase Price to the extent of liens of a fixed or ascertainable amount (subject to the dollar limitation contained in Section 7.1), or (ii) termination of this Agreement and return of the Deposit, in no event shall Buyer be entitled to damages of any kind or nature;

                           13.1.2           Prior to title passing and
completion of Closing, with respect to any representations or warranties of 1120, MLCP and ECA contained in this Agreement, Buyer"s obligations hereunder are contingent upon such representations and/or warranties contained in this Agreement being true and correct as of the date hereof and where the context indicates, as of the date of Closing, but recision of this Agreement and return of the Deposit, shall be Buyer"s exclusive remedy for any breach of any representation and/or warranty by 1120, MLCP, and ECA.

                           13.1.3           Notwithstanding the foregoing, in
the event of a willful or intentional breach of a covenant, obligation or warranty by 1120, MLCP or ECA under this Agreement or if 1120, MLCP or ECA makes a willful or intentional material misrepresentation in this Agreement, Buyer shall be entitled to terminate this Agreement and to the return of the Deposit and Buyer"s reasonably documented Transaction Costs sustained by Buyer in connection with this Agreement; and the foregoing shall be Buyer"s sole remedies under this subparagraph.

                           13.1.4           Subsequent to title passing and
completion of Closing, Buyer shall have recourse against 1120, MLCP and ECA for its reasonably documented actual damages, sustained solely for 1120's, MLCP"s and ECA"s breach of representations and warranties which survive Closing, which breach is discovered by Buyer after Closing; the right to pursue said recourse shall expire and terminate, as to any right on which action has not then been initiated, at the expiration of the survival periods set forth herein.

                  13.2 Buyer recognizes that the 1120 Property, the MLCP Property and the ECA Property will be removed by Seller from the market during the existence of this Agreement and that if this purchase and sale is not consummated because of Buyer's default Seller shall be entitled to compensation for such detriment. Seller and Buyer acknowledge that it is extremely difficult and impracticable ascertain the extent of the detriment, and to avoid this problem, Seller and Buyer agree that if the purchase and sale contemplated in this Agreement is not consummated because of Buyer's default under this Agreement, Seller shall be entitled to retain the Deposit as its sole and liquidated damages. The parties agree that the sum stated above as liquidated damages shall be in lieu of any other relief to which Seller might otherwise be entitled, Seller hereby specifically waiving any and all rights which it may have to damages or specific performance as a result of Buyer's default under this Agreement.

                  13.3 Buyer"s Out-of-Pocket Costs. In the event of Seller"s breach or default in accordance with Section 13.1.3 then, in any such event, upon termination by Buyer hereunder, in addition to receiving the immediate return of the Deposit, anything in the Agreement contained to the contrary notwithstanding, Buyer shall also receive from Seller, upon demand, Buyer"s actual, documented out-of-pocket costs and expenses associated with this Agreement and Buyer"s anticipated acquisition of the Property including, without limitation, Buyer"s reasonable counsel fees and costs, title expenses, survey costs, financial and accounting due diligence, Buyer"s structural inspection of the Property and Buyer"s environmental assessment of the Property, and other costs and expenses associated with Buyer"s due diligence, (collectively, "Transaction Costs"). The foregoing list is not intended to be exclusive, but representative of the costs and expenses that the parties anticipate that Buyer will incur in anticipation of this transaction. Seller"s maximum reimbursement liability under this Section 13 shall not exceed $60,000 in the aggregate.

         14.      CONDITIONS PRECEDENT TO CLOSING.

                  The obligations of Buyer hereunder are subject to the fulfillment of the following conditions prior to or on the Closing Date (any one of which may be waived in whole or in part by Buyer at or prior to the Closing) and in the event any of the conditions are not complied with, Buyer may terminate this Agreement by notifying the Seller and Escrow Agent and thereupon shall be refunded the Deposit and thereafter this Agreement shall be null and void:

                  14.1 Correctness of Warranties and Representations. The warranties and representations made by Seller which are specifically required to be true and correct at and as of Closing shall be true and correct on the Closing Date in all material respects as though such representations and warranties were made on the Closing Date, except (i) immaterial variations which occur in the ordinary course of Seller"s business which do not materially affect Buyer"s valuation of the 1120 Property, MLCP Property or the ECA Property or (ii) provided Buyer closes, any matter or occurrence within Buyer"s actual knowledge prior to Closing shall not be construed as a failure of the condition set forth in this Section 14.1.

                  14.2 Compliance with Terms and Conditions. Each of 1120, MLCP and ECA shall have performed and complied in all material respects with all of the terms and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date, including delivery of all of the Seller Documents.

                  14.3 Buyer's Review of Structural and Environmental Status, Fleer Corp. and ECA Title. Buyer shall be satisfied by 5:00 p.m. on Thursday, January 23, 1997, time being of the essence, with Buyer"s review of Buyer"s structural engineering, environmental investigations, the status of Fleer Corp."s outstanding lease obligations (including the possible implications of Fleer Corp."s bankruptcy), and the state of title to the ECA Property, which review shall not reveal any fact, circumstance or information which in Buyer"s sole judgment may materially and adversely affect the Property or Buyer"s valuation of the 1120 Property, the MLCP Property and the ECA Property.

                  14.4 Estoppel Certificate from Evesham Township and Mt. Laurel Township. Subject to the provisions of Section 4.7 above, Buyer shall have received an estoppel certificate from the zoning code enforcement (or other appropriate) officer of Evesham Township and Mt. Laurel Township, confirming that no portion of the 1120 Property, the MLCP and the ECA Property is in violation of any applicable codes, and that each of the foregoing is in compliance with applicable zoning restrictions.

                  14.5 Consent of Sun. Seller shall have obtained the written consent of Sun to the transaction, contemplated by this Agreement in form and substance reasonably satisfactory to Buyer, and a release of 1120 and MLCP under the Sun Loans with respect to matters which accrue from and after Closing. The Buyer shall, at or prior to Closing, execute and deliver such assumption agreements and other documents, reasonably acceptable in form and content to Buyer, required by Sun to effectuate the assumption of the Sun Loan on the same non-recourse basis as is applicable on the date hereof. At Closing, Abdelwahabb Sallam ("AS") shall retain all of his obligations under the Master Lease dated March 15, 1995 (the "Master Lease"), which Master Lease shall be assigned to Buyer as Master Landlord, provided that the Master Lease shall be terminated and of no further effect upon the consent of Sun to such termination and the satisfaction of the conditions to the termination of the Master Lease as set forth in the 1120 Debt. Buyer hereby appoints 1120 as Buyer's sole and exclusive agent, without fee, commission or other compensation, for the purpose of procuring the lease renewal of Computer Sciences Corporation ("CSC"). Buyer shall execute any lease renewal with CSC procured by 1120 so long as the basic form thereof is consistent with the present CSC lease, and the new business terms thereof are sufficient to terminate the Master Lease pursuant to the provisions of the 1120 Debt. Buyer shall not unreasonably withhold its consent to any other lease renewal with CSC procured by 1120, provided that the Master Lease remains effective. In the event that CSC does not renew its lease, if requested by Seller, the Buyer hereby appoints 1120 as the Buyer's sole and exclusive agent to procure a substitute tenant for such space without fee, compensation or commission. Buyer shall execute any lease with any such substitute tenant(s) procured by 1120 or any other party so long as the provisions thereof are sufficient to terminate the Master Lease pursuant to the provisions of the 1120 Debt and so long as such new tenant does not create a conflict with any exclusive use clauses contained in existing leases at such time. Buyer shall not unreasonably withhold its consent to any other lease procured by 1120 or any other party, so long as the Master Lease remains effective. Notwithstanding anything contained herein to the contrary, the Buyer shall be solely responsible for any tenant improvement costs related to the lease renewal with CSC or any substitute tenant(s), provided that the per share foot cost thereof shall have been approved by Buyer in advance, such approval not to be unreasonably withheld or delayed. The provisions of this Section 14.5 shall survive Closing.

                  14.6 Tenant Estoppels and Discussions. Seller shall use its best efforts to deliver to Buyer estoppel certificates in the form specified by Buyer from Conrail, Lincoln Technical Institute and ISO Commercial Risk Services, which estoppel certificates shall affirm Seller"s representations and warranties with respect to such leases as contained in
Section 5 above. Buyer, with R. Brian Jackson or Joseph Gonnelli, prior to Closing, shall have had the opportunity to discuss with Fleer Corp., Conrail, Lincoln Technical Institute and ISO Commercial Risk Services the standard information to be contained in the above-referenced estoppel certificates and be reasonably satisfied that the responses confirm that such information comports with the representations set forth in Section 5 of this Agreement.

         15.      PRORATIONS.

                  15.1 Operating Expenses. The following items shall be prorated at Closing, as of close of business of the day immediately preceding Closing "Adjustment Date":

                           15.1.1   Rents.  All current collected rent,
additional rent, percentage rent (if any) and all other charges collected under the Leases shall be apportioned on the Closing Date pro rata on a per diem basis. If any tenant is in arrears in the payment of rent or additional rent on the Closing Date, rents received from such tenant ninety (90) days after the Closing Date shall be applied in the following order of priority: (a) to the Buyer, so long as such tenant is in arrears for current or prior rent arising after Closing, then (b) to Seller for all rent in arrears prior to the Closing Date; and then (c) to Buyer with no further claim by Seller thereto. Except as herein provided, Buyer is not under any obligation to collect rents in arrears for the benefit of Seller. Any rents which are delinquent or otherwise not paid at the time of Closing, and collected by Buyer within ninety (90) days after Closing shall be apportioned as aforesaid and the portion to which Seller is entitled shall be promptly remitted by Buyer to Seller. Seller shall have no claim to rents collected ninety (90) days after the Closing Date.

                           15.1.2   Taxes.  Real estate and personal property
taxes, if any, on the basis of the fiscal year for which assessed. If the Closing shall occur before the tax rate or assessment is fixed, the apportionment of such real estate and personal property taxes at the Closing shall be upon the basis of the tax rate for the next preceding year applied to the latest assessed valuation. Final adjustment will be made upon the actual tax amount, when determined.

                           15.1.3   Deposits.  Tax and utility company
deposits, if any.

                           15.1.4   Water and Sewer Charges.  Water and sewer
charges and fire protection and inspection services based upon meter readings to be obtained by Seller effective as of the Adjustment Date, or if not so obtainable, a date not more than ten (10) days prior to the Adjustment Date, and the unfixed meter charges based thereon for the intervening period shall be apportioned on the basis of such last reading. Upon the taking of a subsequent actual reading, such apportionment shall be readjusted and Seller or Buyer, as the case may be, will promptly deliver to the other the amount determined to be so due upon such readjustment. If Seller is unable to furnish such prior reading, any reading subsequent to the Closing will be apportioned on a per diem basis from the date of such reading immediately prior thereto and Seller shall pay the proportionate charges due up to the date of Closing.

                           15.1.5   Assigned Contracts.  Amounts paid or
payable in respect of any service and maintenance contracts assigned to Buyer in accordance herewith.


                           15.1.6   Electricity, gas, steam and fuel.
Electricity, gas and steam and fuel oil, if any, based on meter readings or a fuel company letter showing measurement on the day immediately preceding Closing, and valued at current prices.

                           15.1.7   Security Deposits.  Buyer shall receive a
check from Seller for the full amount of any security deposits, with accrued interest, or a credit against the Purchase Price in said amount.

                  15.2 Future Installments of Taxes. If at Closing, the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in installments, then for purposes of this Agreement, all unpaid installments of any such assessment shall be paid and discharged by Seller at Closing; provided, however, that installments which are not due or payable until after the Closing shall be assumed by Buyer from and after Closing.

                  15.3 Application of Prorations. If such prorations result in a payment due Buyer, the cash payable at Closing shall be reduced by such sum. If such prorations result in a payment due Seller, the same shall be paid by wire transfer of immediately available funds at Closing.

                  15.4 Schedule of Prorations. The parties shall endeavor to jointly prepare a schedule of prorations for the Property no less than two (2) days prior to Closing.

                  15.5 Escalations. With respect to any sums due under leases for operating expenses incurred by 1120, MLCP or ECA, as the case may be, and collected by Seller for the calendar year 1996 (the "1996 Expense Escalations"), Seller shall provide to each tenant a statement of the amount of the 1996 Expense Escalation due from such tenant, if any, and Seller shall be entitled to bill such tenants for any amounts owed to such tenants; provided, that, if Seller, in fact, owes any such tenants amounts based on actual costs for calendar year 1996, Seller shall promptly pay such amounts to the applicable tenants upon Seller"s determination of such actual costs. Any 1996 Expense Escalations paid to the Buyer after Closing shall be immediately remitted to Seller. Seller shall not be entitled to any expense escalations for the calendar year 1997, and Seller shall credit the Purchase Price with any such amounts for calendar year 1997 collected as of the Closing.

                  15.6 Readjustments. The parties shall correct any errors in prorations as soon after the Closing as amounts are finally determined.

         16. BROKERS. Each party hereby represents and warrants to the other that it has not employed or retained any broker or finder in connection with the transactions contemplated by this Agreement other than Jackson Cross Company (the "Broker"), to whom Seller alone shall be responsible to pay any fee or commission that may be due, and that neither has had any dealings with any other person or party which may entitle that person or party to a fee or commission. Each party shall indemnify the other of and from any claims for commissions by any person or party claiming such commission by or through the indemnifying party, other than Broker, as to whom Seller alone shall be responsible.

         17. ESCROW AGENT. The parties hereto have requested that the Deposit be held in escrow by the Escrow Agent to be applied at the Closing or prior thereto in accordance with this Agreement. The Escrow Agent will deliver the Deposit to Seller or to Buyer, as the case may be under the following conditions:

                  17.1 Payment to Seller. To Seller on the Closing Date upon the consummation of Closing or if Buyer breaches this Agreement and fails to close in accordance with the terms and conditions stated herein.

                  17.2 Notice of Dispute. If either Seller or Buyer believes that it is entitled to the Deposit or any part thereof, it shall make written demand therefor upon the Escrow Agent. The Escrow Agent shall promptly mail a copy thereof to the other party in the manner specified in Section 18.1 below. The other party shall have the right to object to the delivery of the Deposit, by filing written notice of such objections with the Escrow Agent at any time within three (3) days after the mailing of such copy to it in the manner specified in Section 18.1 below, but not thereafter. Such notice shall set forth the basis for objection to the delivery of the Deposit. Upon receipt of such notice, the Escrow Agent shall promptly deliver a copy thereof to the party who filed the written demand.

                  17.3 Escrow Subject to Dispute. In the event the Escrow Agent shall have received the notice of objection provided for in 17.2 above of this Section, in the manner and within the time therein prescribed, the Escrow Agent shall continue to hold the Deposit until (i) the Escrow Agent receives written notice from both Seller and Buyer directing the disbursement of the Deposit in which case the Escrow Agent shall then disburse said Deposit in accordance with said direction, or (ii) litigation arises between Seller and Buyer, in which event the Escrow Agent shall deposit the Deposit with the Clerk of the Court in which said litigation is pending, or (iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, at the Escrow Agent's option elect in order to terminate the Escrow Agent's duties including, but not limited to, deposit in Court and an action for interpleader.

                  17.4 Escrow Agent's Rights and Liabilities. Escrow Agent shall not be required to determine questions of fact or law, and may act upon any instrument or other writing believed by it in good faith to be genuine and to be signed and presented by the proper person, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent's own willful default or gross negligence. Escrow Agent shall have no duties or responsibilities except those set forth herein. Escrow Agent shall not be bound by any modification of this Agreement, unless the same is in writing and signed by Buyer and Seller, and, if Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto. In the event that Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder, or shall receive instructions from Buyer or Seller which, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold and apply the Deposit, pursuant to Section 17.3, and may decline to take any other action.

         18.      GENERAL PROVISIONS.

                  18.1 Notices. All notices or other communications required or permitted to be given under the terms of this Agreement shall be in writing, and shall be deemed effective when (i) sent by nationally-recognized overnight courier, (ii) facsimile with original following by regular mail, (iii) deposited in the United States mail and sent by certified mail, postage prepaid, addressed, or (iv) personally delivered, as follows:

                           18.1.1   If to Buyer, addressed to:

                                     Brandywine Realty Trust
                                     Newtown Square Corporate Campus
                                     16 Campus Boulevard
                                     Suite 150
                                     Newtown Square, PA  19073
                                     Attn: Gerard H. Sweeney,
                                          President and Chief Executive Officer

                                     with a copy in each instance to:

                                     Eric L. Stern, Esquire
                                     and Brad A. Molotsky, Esquire
                                     Pepper, Hamilton & Scheetz
                                     3000 Two Logan Square
                                     Eighteenth & Arch Streets
                                     Philadelphia, PA  19103

                           18.1.2   If to Seller, addressed to:

                                     1120 Associates Limited Partnership
                                     4A Eves Drive
                                     Marlton, New Jersey  08053


                                     with a copy in each instance to:

                                     Robert  Schwartz, Esquire
                                     Sherman, Silverstein, Kohl, Rose & Podolsky
                                     4300 Haddonfield Road
                                     Suite 311
                                     Pennsauken, New Jersey  08109

or to such-other address or addresses and to the attention of such other person or persons as any of the parties may notify the other in accordance with the provisions of this Agreement.

                  18.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  18.3 Entire Agreement. All Exhibits attached to this Agreement are incorporated herein and made a part hereof. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, understandings and agreements of any nature whatsoever with respect to the subject matter hereof. This Agreement may not be modified or amended other than by an agreement in writing. The captions included in this Agreement are for convenience only and in no way define, describe or limit the scope or intent of the terms of this Agreement.

                  18.4 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey.

                  18.5 No Recording. This Agreement shall not be recorded in the Clerk"s Office for Burlington County or in any other office or place of public record.

                  18.6 Tender. Tender of Deed by Seller and of the Purchase Price by Buyer, are hereby mutually waived.

                  18.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  18.8 Further Instruments. Seller will, whenever and as often as it shall be reasonably request so to do by Buyer, and Buyer will, whenever and as often as it shall be reasonably requested so to do by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments, correction instruments and all other instruments and documents as may be reasonably necessary in order to complete the transaction provided for in this Agreement and to carry out the intent and purposes of this Agreement. All such instruments and documents shall be satisfactory to the respective attorneys for Buyer and Seller. The provisions of this Article shall survive the Closing.

                  18.9 Time. Time is of the essence. In the event the last day permitted for the performance of any act required or permitted under this Agreement falls on a Saturday, Sunday, or legal holiday of the United States or the State of New Jersey, the time for such performance will be extended to the next succeeding business day. Time periods under this Agreement will exclude the first day and include the last day of such time period.

                  18.10 Designation of Nominee; Assignment of Agreement. Buyer shall have the right to designate Brandywine Operating Partnership, L.P. to acquire title to the Premises hereunder.

                  18.11 Effective Date. Whenever the term or phrase "effective date hereof" or "date hereof" or other similar phrases describing the date this Agreement becomes binding on Seller and Buyer are used in this Agreement, such terms or phrases shall mean and refer to the date on which a counterpart or counterparts of this Agreement executed by Seller and Buyer are deposited with the Escrow Agent.

                  18.12 Prevailing Party. To the extent an action, law suit, hearing or mediation (an "Action") is instituted to enforce a provision of this Agreement or to obtain the Deposit hereunder, the prevailing party in such action shall be entitled to reimbursement of its counsel costs and fees in connection with such Action.

                  18.13 Confidentiality. Each of the parties hereto covenants and agrees to hold the nature, content and the Purchase Price contained herein in strict confidence, and other than disclosure required by the SEC and except as may be necessary to comply with this Agreement, neither party shall disclose the nature, content and the Purchase Price of this Agreement without the express written consent of the other party.

         19.     SEC REPORTING (8-K) REQUIREMENTS.

                 For the period of time commencing on the date hereof and continuing through the first anniversary of the Closing Date, and without limitation of other document production otherwise required of Seller hereunder, Seller shall, from time to time, upon reasonable advance written notice from Buyer, provide Buyer and its representatives, with access to all financial and other information pertaining to the period of Seller"s ownership and operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer"s outside, third party accountants (the "Accountants"), to enable Buyer and its Accountants to prepare financial statements in compliance with any or all of (a) Rule 3-05 or 3-14 of Regulation S-X of the Securities and Exchange Commission (the "Commission"), as applicable; (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; provided, however, that in any such event(s), Buyer shall reimburse Seller for those reasonably documented third party, out-of-pocket costs and expenses that Seller incurs to comply with the requirements of this
Section 19. Seller acknowledges and agrees that the following is a representative (but incomplete) description of the information and documentation that Buyer and the Accountants may require in order to comply with (a), (b) and (c) above.

         20. TAX DEFERRED EXCHANGE. MLCP intends to effectuate a "like-kind exchange" pursuant to Section 1031 of the Internal Revenue Code, and to utilize the MLCP Property as "Relinquished Property" and the sale thereof in connection with such like-kind exchange. The Buyer shall fully cooperate, at no additional cost to Buyer, with MLCP in effectuating any like-kind exchange, including Replacement Property or other real property ("Replacement Parcel") identified by MLCP provided that nothing herein shall require the Buyer to close on or take title to any Replacement Parcel. MLCP"s effectuation of the like-kind exchange prior to any closing shall not be a condition or contingency to the MLCP"s obligations hereunder. MLCP shall be responsible for all costs and expenses incurred in connection with the effectuation of a like-kind exchange over and above those Buyer would incur in a straight purchase/sale. MLCP shall indemnify and hold harmless Buyer form any and all losses, costs, expenses and damages associated with Buyer"s participation in the exchange transaction. The MLCP Property subject to this Agreement constitute Relinquished Property in the Internal Revenue Code Section 1031 exchange.

         21. OPTION. MLCP grants Buyer the exclusive right and option to buy the Option Parcel for a period of 18 months from the Closing Date (the "Initial Option Termination Date") for a purchase price of $1,000,000. On or before 30 business days prior to the Initial Option Termination Date, Buyer shall have the one time right, upon payment of a $100,000 non- refundable option fee, to extend the Option closing date to June 30, 2000. The Option shall be memorialized in an Option Agreement, the form of which Option Agreement to be mutually agreed upon by the parties prior to Closing. If the Buyer exercises the option to buy the Option Parcel, the Buyer shall close such transaction within 15 days after notice of the exercise of such option. The transfer of the title to the Option Parcel shall be by Bargain and Sale Deed with Covenants Against Grantor's Acts and quit claim assignment of licenses, permits and approvals and all other Seller rights and interests in and to the Option
Parcel, but shall otherwise be without representation, warranty or recourse of any kind whatsoever.

         22.      EXCULPATION.

                  No recourse shall be had for any obligation of Brandywine Realty Trust under this Agreement or under any document executed in connection herewith or pursuant hereto, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, shareholder, officer or employee of Brandywine Realty Trust, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released by 1120, MLCP and ECA and all parties claiming by, through or under 1120, MLCP, ECA, and each of them.

         23.      ALL OR NOTHING.

                  Each of 1120, MLCP and ECA's respective obligations hereunder are expressly subject to and conditioned upon completion of closing under this Agreement of all, but not less than all of the 1120 Property, the MLCP Property and the ECA Property. Notwithstanding the foregoing, the obligations of each of the entities constituting the Seller hereunder are independent of the other's obligations, and such obligations shall not be joint or several.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first above written.

1120 ASSOCIATES LIMITED                                       BRANDYWINE REALTY TRUST,
PARTNERSHIP                                                   a Maryland Real Estate Investment Trust

By:  Palomino Corporation, its authorized
        general partner


By:      /s/  Joseph D. Gonnelli                              By:   /s/  Gerard H. Sweeney
   --------------------------------------                        ----------------------------------------
      Joseph D. Gonnelli, Vice President                            Gerard H. Sweeney,
                                                                    President and Chief Executive Officer


MLCP ASSOCIATES LIMITED                                       EXECUTIVE COURT ASSOCIATES
PARTNERSHIP                                                   LIMITED PARTNERSHIP

By:  MLCP General Corporation, its authorized                 By:  Palomino Corporation, its authorized
     general partner                                               general partner


By:      /s/  Joseph D. Gonnelli                              By:   /s/  Joseph D. Gonnelli
   --------------------------------                              ----------------------------------------
      Joseph D. Gonnelli, President                                    Joseph D. Gonnelli, Vice President

Agreed to by Escrow Agent with regard
to the obligations, terms, covenants
and conditions contained in this
Agreement relating to Escrow Agent.

Sherman, Silverstein, Kohl, Rose & Podolsky, P.A.


By:   /s/  Robert Schwartz
   ----------------------------------
      Robert Schwartz, a Shareholder

                               AGREEMENT OF SALE

                                     INDEX

Section                                                                                                        Page
                                                                                                               ----

1.       PROPERTY BEING SOLD......................................................................................2
         1.1      Real Property...................................................................................2
         1.2      Personal Property...............................................................................3
         1.3      Leases..........................................................................................4
         1.4      Right to Names..................................................................................4

2.       PURCHASE PRICE AND MANNER OF PAYMENT.....................................................................4
         2.1      Purchase Price..................................................................................4
         2.2      Manner of Payment...............................................................................4
                  2.2.1    Deposit................................................................................4
                  2.2.2    Assumption of Sun Loan; Cash Balance...................................................4

3.       TITLE....................................................................................................5

4.       COVENANTS................................................................................................5
         4.1      Maintenance.....................................................................................5
         4.2      Alterations.....................................................................................5
         4.3      Lease...........................................................................................5
         4.4      Security Deposits...............................................................................6
         4.5      Bill Tenants....................................................................................6
         4.6      Notice to Buyer.................................................................................6
         4.7      Comply with Leases..............................................................................6
         4.8      No New Agreements...............................................................................7
         4.9      Tax Disputes....................................................................................7
         4.10     No Removal of Personalty........................................................................7

5.       REPRESENTATIONS AND WARRANTIES...........................................................................7
         5.1      Seller's Authority For Binding Agreement........................................................7
         5.2      Employment on "At-Will" Basis...................................................................8
         5.3      Service Contracts...............................................................................8
         5.4      Condemnation....................................................................................9
         5.5      No Lawsuits.....................................................................................9
         5.6      No Tax Assessments.............................................................................10
         5.7      Leases.........................................................................................10
         5.8      Compliance with Law............................................................................13
         5.9      Insurance......................................................................................15
         5.10     Intentionally Omitted..........................................................................15
         5.11     No Brokers.....................................................................................15

         5.12     Utilities......................................................................................16
         5.13     Permits, Approvals and Certificates............................................................16
         5.14     Good Title to Property.........................................................................16
         5.15     All Taxes and Assessments Paid.................................................................16
         5.16     FIRPTA.........................................................................................16
         5.17     Intentionally Omitted..........................................................................16
         5.18     Construction Liens.............................................................................16
         5.19     Inventory Schedule.............................................................................17
         5.20     Charges, Fees and Assessments..................................................................17
         5.21     Rights to Purchase.............................................................................17
         5.22     No Outstanding Obligations.....................................................................17
         5.23     Access.........................................................................................17
         5.24     Abatement Programs.............................................................................18
         5.25     Development Agreements.........................................................................18
         5.26     Structural Representation......................................................................18
         5.27     Correct Copies of Documents....................................................................19

6.       POSSESSION..............................................................................................19

7.       BUYER'S REVIEW AND APPROVAL OF TITLE AND SURVEY.........................................................19
         7.1      Title Binder...................................................................................19
         7.2      Survey.........................................................................................20
         7.3      Physical Inspection............................................................................20

8.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................................20

9.       FIRE OR OTHER CASUALTY..................................................................................21
         9.1      Maintain Insurance.............................................................................21
         9.2      Minimal Damage.................................................................................21
         9.3      Substantial Damage.............................................................................21
         9.4      Closing After Substantial Damage...............................................................21
         9.5      Rent Insurance.................................................................................21

10.      CONDEMNATION............................................................................................21

11.      EXPENSE ALLOCATIONS.....................................................................................22

12.      CLOSING.................................................................................................22
         12.1     Time and Date and Place........................................................................22
         12.2     Documents......................................................................................23
                  12.2.1   Seller's Documents and Other Items....................................................23
                           12.2.1.1         Deeds................................................................23
                           12.2.1.2         Special Warranty Bills of Sale.......................................23
                           12.2.1.3         Original Leases......................................................23

                           12.2.1.4         Original Licenses, Contract Documents and Other Personal
                                            Property.............................................................23
                           12.2.1.5         Assignment of Leases.................................................23
                           12.2.1.6         Assignment of  Licenses, Contract Documents and Other
                                            Personal Property....................................................23
                           12.2.1.7         FIRPTA Certificates..................................................23
                           12.2.1.8         Tenant Letter........................................................24
                           12.2.1.9         .....................................................................24
                           12.2.1.10        Title Insurance Certificates.........................................24
                           12.2.1.11        Certified Rent Roll..................................................24
                           12.2.1.12        Seller Certificate...................................................24
                           12.2.1.13        Organization Certifications..........................................24
                           12.2.1.14        Keys.................................................................24
                           12.2.1.15        Intentionally Omitted................................................24
                           12.2.1.16        Intentionally Omitted................................................24
                           12.2.1.17        Mortgagee Estoppel...................................................24
                           12.2.1.18        ISRA Non-Applicability Letter........................................25
                           12.2.2           Buyer's Documents....................................................25
                           12.2.2.1 .............................................................................25
                           12.2.2.2 .............................................................................25
                           12.2.3           Title Insurance......................................................25
                           12.2.4           Necessary Documents..................................................25

13.      DEFAULT; REMEDIES.......................................................................................25
         13.2....................................................................................................26
         13.3    Buyer's Out-of-Pocket Costs.....................................................................26

14.      CONDITIONS PRECEDENT TO CLOSING.........................................................................27
         14.1     Correctness of Warranties and Representations.  ...............................................27
         14.2     Compliance with Terms and Conditions...........................................................27
         14.3     Buyer's Review of Structural and Environmental Status, Fleer Corp. and ECA
                  Title..........................................................................................27
         14.4     Estoppel Certificate from Evesham Township and Mt. Laurel Township. ...........................27
         14.5     Consent of Sun.................................................................................27

15.      PRORATIONS..............................................................................................28
         15.1     Operating Expenses.............................................................................28
                  15.1.1   Rents.................................................................................28
                  15.1.2   Taxes.................................................................................29
                  15.1.3   Deposits..............................................................................29
                  15.1.4   Water and Sewer Charges...............................................................29
                  15.1.5   Assigned Contracts....................................................................29
                  15.1.6   Electricity, gas, steam and fuel......................................................29
                  15.1.7   Security Deposits.....................................................................29
         15.2     Future Installments of Taxes...................................................................29

         15.3     Application of Prorations......................................................................30
         15.4     Schedule of Prorations.........................................................................30
         15.5     Escalations....................................................................................30
         15.6     Readjustments..................................................................................30

16.      BROKERS.................................................................................................30

17.      ESCROW AGENT............................................................................................30
         17.1     Payment to Seller..............................................................................30
         17.2     Notice of Dispute..............................................................................31
         17.3     Escrow Subject to Dispute......................................................................31
         17.4     Escrow Agent's Rights and Liabilities..........................................................31

18.      GENERAL PROVISIONS......................................................................................31
         18.1     Notices........................................................................................31
                  18.1.1.........................................................................................31
                  18.1.2.........................................................................................32
         18.2     Binding Effect.................................................................................32
         18.3     Entire Agreement...............................................................................32
         18.4     Governing Law..................................................................................33
         18.5     No Recording...................................................................................33
         18.6     Tender.........................................................................................33
         18.7     Execution in Counterparts......................................................................33
         18.8     Further Instruments............................................................................33
         18.9     Time...........................................................................................33
         18.10    Designation of Nominee; Assignment of Agreement................................................33
         18.11    Effective Date.................................................................................33
         18.12    Prevailing Party...............................................................................33
         18.13    Confidentiality................................................................................34

19.     SEC REPORTING (8-K) REQUIREMENTS.........................................................................34

20.      ........................................................................................................34

22.      EXCULPATION.............................................................................................35

23.      ALL OR NOTHING..........................................................................................35

                                   Exhibits to Agreement of Sale


"A-1"                                -       Legal Description - 1120
"A-2-A"                              -       Legal Description - MLCP
"A-2-B"                              -       Legal Description - Option Parcel
"A-3"                                -       Legal Description - ECA Premises


"B-1"                                -       Schedule of Inventory - 1120
"B-2"                                -       Schedule of Inventory - MLCP
"B-3"                                -       Schedule of Inventory - ECA

"C-1"                                -       Permitted Exceptions - 1120
"C-2"                                -       Permitted Exceptions - MLCP
"C-3"                                -       Permitted Exceptions - ECA

"D-1"                                -       Rent Roll - 1120
"D-2"                                -       Rent Roll - MLCP
"D-3"                                -       Rent Roll - ECA

"E-1"                                -       Service Contracts - 1120
"E-2"                                -       Service Contracts - MLCP
"E-3"                                -       Service Contracts - ECA

"F-1"                                -       Litigation - 11120
"F-2"                                -       Litigation - MLCP
"F-3"                                -       Litigation - ECA

"G-1"                                -       Insurance - 1120
"G-2"                                -       Insurance - MLCP
"G-3"                                -       Insurance - ECA

Schedule of Tenant Improvements

                               AGREEMENT OF SALE

                             1120 EXECUTIVE PLAZA,
                          MT. LAUREL CORPORATE CENTER,
                                      AND
                                EXECUTIVE CENTER

                                    BETWEEN

                            BRANDYWINE REALTY TRUST

                                      AND
                      1120 ASSOCIATES LIMITED PARTNERSHIP,
                      MLCP ASSOCIATES LIMITED PARTNERSHIP,
                                      AND
                       EXECUTIVE COURT ASSOCIATES LIMITED
                                  PARTNERSHIP



                                                        DATED: JANUARY 20, 1997